UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 11, 2026

Clearway Energy, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-36002	46-1777204
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 Carnegie Center, Suite 300, Princeton, New Jersey 08540

(Address of principal executive offices, including zip code)

(609) 608-1525

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class C Common Stock, par value $0.01	CWEN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 15, 2026, Clearway Energy, Inc. (the “Company”) announced that Kevin P. Malcarney will retire from his position as Executive Vice President, General Counsel and Corporate Secretary of the Company, effective June 1, 2026 (the “Transition Date”). In connection with his retirement, on May 11, 2026, Mr. Malcarney entered into a transition services agreement with the Company and Clearway Energy Group LLC (the “Transition Services Agreement”), pursuant to which he will remain employed as a non-executive employee following the Transition Date through June 26, 2026. In addition, under the Transition Services Agreement, Mr. Malcarney will receive the following separation benefits upon his departure from the Company (the “Separation Benefits”): (i) a pro-rated annual bonus for 2026, (ii) the continued vesting of his outstanding Company equity awards in accordance with their original vesting schedules as if he had remained continuously employed through each applicable vesting date and (iii) a lump-sum cash payment in an amount equal to approximately $711,845.

The Separation Benefits are conditioned on Mr. Malcarney complying with the Transition Services Agreement and executing (and not revoking within seven days after his execution) a general release of claims.

The Transition Services Agreement also includes confidentiality, non-disparagement and non-solicitation covenants and provides that the restrictive covenants in any agreement between Mr. Malcarney and the Company (other than any non-compete covenant) will remain in effect with respect to Mr. Malcarney.

The foregoing description of the Transition Services Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Transition Services Agreement, a copy of which the Company plans to file as an exhibit to its upcoming Quarterly Report on Form 10-Q.

Item 7.01	Regulation FD Disclosure.

On May 15, 2026, the Company issued a press release announcing Mr. Malcarney’s retirement. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

In accordance with General Instruction B.2 of Form 8-K, the information set forth in this Item 7.01, including Exhibit 99.1, are deemed to be “furnished” and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), as amended, and will not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, unless specifically identified therein as being incorporated therein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Document

99.1	Press Release, dated May 15, 2026.

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Clearway Energy, Inc.

By:	/s/ Sarah Rubenstein
Sarah Rubenstein
Executive Vice President and Chief Financial Officer

Date: May 15, 2026